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                                                                   Exhibit 99(p)


January 21, 2003


The Board of Managers
Man-Glenwood Lexington, LLC
123 N. Wacker Drive
28th Floor
Chicago, IL 60606

To the Board of Managers:

         Glenwood Capital Investments, L.L.C. (the "Adviser") herewith purchases $100,000 principal amount of units of limited liability company interests ("Units") of Man-Glenwood Lexington, LLC for a purchase price of $100,000.

         In connection with such purchase, the Adviser represents that such purchase is made for investment purposes by the Adviser without any present intention of redeeming or selling such Units.

                                          Very truly yours,

                                          Glenwood Capital Investments, L.L.C.



                                          By:
                                             -----------------------------------
                                          Name:
                                          Title: